Exhibit 3.75

[LOGO] Democrat P. & L. Co., Little Rock	CERTIFIED COPY	ARKANSAS CORPORATIONS DOMESTIC FORM No. 810 Rev. CLASS 1

INSTRUCTIONS: File Duplicate with Kelly Bryant, Secretary of State, State Capitol, Little Rock, Ark. 72203, with payment of fees. Duplicate copy will be returned to the corporation at the above address, and must be filed in the office of the County Clerk in which the corporation’s registered office is located, (on other than Pulaski County) within 60 days after the date of filing with the Secretary of State.

ARTICLES OF INCORPORATION

OF

PROFESSIONAL MEDICAL SERVICES, INC.

The undersigned, natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Arkansas Business Corporation Act (Act 576 of 1965), adopt the following Articles of Incorporation for such Corporation:

FIRST:

The name of the corporation is:

Professional Medical Services, Inc.

(Shall contain the word “Corporation”, “Company”, or “Incorporated”, or shall contain an abbreviation of one of such words; but the same may not and with the word “company” nor the abbreviation “Co.” if such final word or abbreviation is immediately preceded by “And” or any symbol of “And”.)

SECOND:

The period of duration is perpetual.

THIRD:

The purpose or purposes for which the Corporation is organized are:

The operation of an ambulance service for the transportation of injured, ill and disabled persons; to do all things incidental thereto which are not in violation of the laws or the Constitutions of the United States of America and the State of Arkansas.

FILED DEC 16 1987 W. J. “BILL” McCUEN SECRETARY OF STATE

BY

CERTIFIED COPY

FOURTH:

The aggregate number of shares which the corporation shall have the authority to issue is 1,000 shares.

The designation of each class, the number of shares of each class, or a statement that the shares of any class are without par value, are as follows:

NUMBER OF SHARES	CLASS	SERIES (IF ANY)	PAR VALUE PER SHARE OR STATEMENT THAT SHARES ARE WITHOUT PAR VALUE
1,000			none

The preferences, limitations and relative rights in respect of the shares of each class, and the variations in the relative rights and preferences as between series of any preferred or special class in series are as follows:

(Insert a statement of any authority to be vested in the Board of Directors to establish series and fix and determine the variations in the relative rights and preferences as between series.)

FIFTH:

The amount of capital with which this corporation will begin business is $300.00 This corporation will not transact any business until there has been paid in for the issuance of shares consideration of the value of at least three hundred Dollars.

SIXTH:

The provisions limiting or denying to shareholders the pre-emptive right to acquire additional or treasury shares are:

None

SEVENTH:

The provisions for the regulation of the internal affairs of this corporation are:

The initial code of by-laws of this corporation shall be adopted by its Board of Directors.

CERTIFIED COPY

EIGHTH:

The address of the initial registered office of this corporation is:

909 East Main, Magnolia, AR,	71753
Street	City	State

and the name of its initial registered agent at such address is:

David Lewis

NINTH:

The number of Directors constituting the initial Board of Directors is one and they will serve as directors until the first annual of shareholders or until the successors are elected and qualified. If the number of initial Board members is either one or two, then a statement must be included specifying the number to be elected at the annual meeting, or the special meeting called for that purpose, of the shareholders next following the time when the shares become owned of record by more than one or two shareholders.

At such time as the shares of the corporation become owned by more than one shareholder, two members shall be elected to the Board of Directors at the next annual meeting of the shareholders.

TENTH:

The name and address of each incorporator is:

NAME	STREET ADDRESS, CITY & STATE	SHARES
David Lewis	909 East Main Magnolia, AR 71753	1,000

Dated: December 8, 1987

SIGNATURE OF INCORPORATORS:

/s/ David Lewis
David Lewis

CERTIFIED COPY

STATE OF ARKANSAS	)
	)	ss.
COUNTY OF COLUMBIA	)

BE IT REMEMBERED that on this 8th day of December, A.D. 1987, personally came before me, the undersigned, a Notary Public within and for the State and County aforesaid, David Lewis.

parties to the foregoing Articles of Incorporation, known to me personally to be such, and severally acknowledged the same to be the act and deed of the signers respectively, and that the facts therein stated are truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ Rebecca M. Drake
Rebecca M. Drake Notary Public.

My commission expires: 10/14/89

(These Articles must first be filed with the Secretary of State and a certified copy thereof then be filed with the County Clerk.)